Exhibit J

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of China MediaExpress Holdings, Inc., a Delaware corporation, and that this Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: October 14, 2010	STARR INVESTMENTS CAYMAN II, INC.

By:	/s/ Michael J. Horvath
Michael J. Horvath
Director

STARR INTERNATIONAL CAYMAN, INC.

By:	/s/ Michael J. Horvath
Michael J. Horvath
Director

STARR INTERNATIONAL INVESTMENTS LTD.

By:	/s/ Stuart Osborne
Stuart Osborne
Director, Controller and Vice President

STARR INTERNATIONAL COMPANY, INC.

By:	/s/ Stuart Osborne
Stuart Osborne
Vice President and Treasurer

C. V. STARR & CO., INC.

By:	/s/ Michael J. Horvath
Michael J. Horvath
Secretary

MAURICE R. GREENBERG

By:	/s/ Maurice R. Greenberg